Exhibit 10.3

Execution

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of the 27th day of May, 2015, by and between ACRC Lender LLC, a Delaware limited liability company having an address at One North Wacker Drive, 48th Floor, Chicago, IL 60606 as “Pledgor” and BANK OF AMERICA, N.A., a national banking association, having an address at 225 Franklin Street, Boston, Massachusetts 02110, as administrative agent (in its capacity as administrative agent, the “Agent”), for itself as the Agent and for the benefit of itself as a lender and any other lenders (collectively, the “Lenders”) which may from time to time become parties to the Credit Agreement (as defined herein).  This Agreement is one of the Loan Documents in the Credit Agreement.

WHEREAS, Pledgor is the direct legal and beneficial owner of one hundred percent (100%) of the equity interests in and to ACRC Lender B LLC (the “Pledged Entity”), having an address at One North Wacker Drive, 48th Floor, Chicago, IL 60606 (the “Pledged Ownership Interests”); and

WHEREAS, the Pledged Entity, the Agent and the Lenders are parties to that certain Bridge Loan Warehousing Credit and Security Agreement, dated as of May 27, 2015 (as amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, in order for the Lenders to make Warehousing Advances from time to time to the Pledged Entity pursuant to the terms set forth in the Credit Agreement (the “Loan”), the Pledgor must execute and deliver this Agreement; and

WHEREAS, Pledgor will benefit from the execution, delivery and performance of the Obligations under the Credit Agreement and the other Loan Documents; and

WHEREAS, Pledgor wishes to grant pledges and security interests in favor of the Agent and Lenders, as herein provided;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Pledge of Collateral.  Subject to Section 6 hereunder, Pledgor hereby pledges, assigns and grants to the Agent for the ratable benefit of the Lenders, a Lien on and security interest in, any and all of Pledgor’s right, title, and interest in and to the following (singly and collectively, the “Collateral”):

(a)           the Pledged Ownership Interests together with any and all rights to Distributions or other payments from the Pledged Entity arising therefrom or relating thereto (subject to the rights of Pledgor under Section 6), and any and all options, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributable in respect of, in exchange for, and/or otherwise relating to any or all of the Pledged Ownership Interests, including, without limitation, all general intangibles, accounts, receivables, deposit accounts, payment intangibles, supporting obligations, and other contract rights or rights to the payment of money, as each of the foregoing terms is defined or otherwise described in the Uniform Commercial Code as in effect in the State of New York or other applicable jurisdiction (the “UCC”); and

(b)           to the extent not covered by subparagraph (a), any and all rights to receive all income, gain, profit, loss or other items allocated or distributed to Pledgor under the Pledged Entity’s Organizational Documents; and

(c)           to the extent not covered by subparagraphs (a) or (b), any and all of Pledgor’s ownership interest in and to any and all capital accounts in the Pledged Entity; and

(d)           all of Pledgor’s right, title, and interest in and to all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(e)           any and all of Pledgor’s voting rights and/or rights to control or direct the affairs (including, without limitation, the management) of the Pledged Entity (subject to the rights of Pledgor under Section 6); and

(f)            any additional membership or other ownership interest in the Pledged Entity or any entity which is the successor of the Pledged Entity, or any membership or other ownership interest exchangeable for or convertible into additional membership or other ownership interests by purchase or otherwise and any certificates or other instruments representing such additional interests, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional membership or other ownership interests, shares, securities, warrants, options, or other rights.

2.             Certain Definitions.  Capitalized terms used herein (including the Recitals hereto) without definition shall have the respective meanings provided therefor in the Credit Agreement.  Terms (whether or not capitalized) used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the UCC have such defined meanings herein, unless the context otherwise indicates or requires.  In addition, the following terms used herein shall have the following meanings:

(a)           “Article 8 Matter” means any action, decision, determination or election that the membership interests or other equity interests in the Pledged Entity shall be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.

(b)           “Contractual Obligation” means, as to any Person, any contract, agreement, or undertaking, regardless of how characterized, oral or written, to which such Person is a party, or by which such Person or such Person’s property is bound, or to which such Person or such Person’s property is subject.

(c)           “Distributions” means the declaration or payment of any distribution of property, including cash, regardless of whether from cash flow, capital transactions, property or otherwise, on account of the Pledged Ownership Interests, or any other dividend, distribution or payment on or in respect of any membership or other ownership interest or the redemption or repurchase thereof.

(d)           “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

(e)           “Organizational Documents” means, for any corporation, partnership, trust, limited liability company, unincorporated association, business or other legal entity, the documents pursuant to which such entity has been established or organized and is to be operated and governed, as such documents may be amended or restated from time to time.

3.             Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of the Obligations of the Pledged Entity under the Credit Agreement and other Loan Documents, of every nature, now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all renewals or extensions thereof, whether for principal, interest, fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent that all or any part of such payment is avoided or recovered directly or indirectly from the Agent or any Lender as a preference, fraudulent transfer, or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledged Entity and Pledgor being referred to herein as the “Secured Obligations”).

4.             Representations, Warranties and Covenants of Pledgor.  Pledgor hereby represents, warrants and covenants as follows:

(a)           Description of Collateral.  The Pledged Ownership Interests have been duly and validly issued and Pledgor has no obligation to make further payment for its acquisition of the Pledged Ownership Interests or contributions to the Pledged Entity solely by reason of its ownership.  The Pledged Ownership Interests constitute all of the issued and outstanding ownership interests of the Pledged Entity owned beneficially or of record by Pledgor, and there are no other ownership interests of the Pledged Entity, or any other rights or interests, including, without limitation, options, warrants, conversion or similar rights of the Pledged Entity held by any other Persons.  Pledgor does not hold nor does Pledgor have any right to the issuance of any options or other rights to purchase, and is not party to any other agreement with respect to, and does not hold or have the right to any property that is now or hereafter convertible into, or that requires the issuance or sale of, any membership or other ownership interests of the Pledged Entity.

(b)           Ownership of Collateral.  (i) Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, 100% of the Collateral free and clear of, and subject to no, pledges, Liens (except for restrictions arising pursuant to applicable Law or the Pledged Entity’s Limited Liability Company Agreement), charges, options, or other encumbrances, except the pledge and security interest created by this Agreement; (ii) Pledgor has the legal capacity to execute, deliver and perform Pledgor’s obligations under this Agreement and to pledge and grant a security interest in all of the Collateral of which it is the legal or beneficial owner, pursuant to this Agreement.

(c)           Governmental Authorizations and Other Requirements.  No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for (i) the pledge by Pledgor of the Collateral pursuant to this Agreement, the grant by Pledgor of the security interest granted therein hereby, and any subsequent transfer of any Collateral pursuant to the terms hereof or of the Credit Agreement; (ii) the perfection of the Agent’s security interests in the Collateral (except for the due filing of UCC financing statements with the Secretary of State of the State of Delaware and delivery to the Agent of the certificate evidencing ownership of the Pledged Ownership Interests); (iii) the execution, delivery, performance, validity or enforcement of this Agreement; or (iv) the exercise by the Agent of the voting or other rights, or the remedies in respect of the Collateral provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

(d)           Certificated “Security” in Registered Form under Article 8.  The Pledged Entity has opted into Article 8 of the UCC to cause the Pledged Ownership Interests to constitute a certificated “security” in registered form and “investment property” within the meaning of those terms under Articles 8 and 9 of the UCC.  In furtherance of the foregoing, all certificates at any time evidencing the Pledged Ownership Interests shall be promptly delivered to Agent, together with undated assignments thereof executed in blank by Pledgor, all in form and substance reasonably satisfactory to Agent.

(e)           Creation, Perfection and Priority of Security Interest.  Upon the due filing of UCC financing statements and delivery to Agent of physical possession of the certificate evidencing Pledgor’s ownership of all of the Pledged Ownership Interests accompanied by undated assignments thereof executed in blank by Pledgor, Agent has a first priority, perfected security interest in the Collateral, and no further or additional acts are required to create or perfect Agent’s security interest in and Lien on the Collateral, and the security interest in and the Lien on the Collateral in favor of Agent is superior in right and priority to any rights or claims of any other Person.  This Agreement constitutes an authenticated record, and the Agent is authorized at all times to file any and all UCC financing and continuation statements and amendments thereto and take such other actions determined by Agent to be necessary or desirable to perfect its security interest in the Collateral.  Pledgor hereby ratifies its authorization for the Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(f)            No Other Financing Statements.  Other than the UCC financing statements filed in connection with securing the Collateral, there is no financing statement (or similar statement or registration under the laws of any jurisdiction) now on file or registered in any public office covering any interest of Pledgor or any other Person in the Collateral or intended so to be.

(g)           Organizational Documents Delivered.  Certified true and complete copies of the Organizational Documents of the Pledged Entity have been delivered by Pledgor to Agent, the same have not been further amended or modified in any respect whatsoever prior to the date hereof, and the same shall not be further amended or modified in any respect whatsoever except in accordance with the terms of the Credit Agreement.

(h)           Non-contravention.  Neither the execution, delivery or performance hereof by or on behalf of Pledgor, nor Pledgor’s compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby or by the Credit Agreement (including the exercise of any rights and remedies by the Administrative Agent hereunder or thereunder), will (i) materially contravene any applicable provision of any Law, or (ii) materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Pledgor pursuant to, or require any consent of any Person under or with respect to, the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which Pledgor or the Pledged Entity is a party or by which they or any of their property or assets is bound or to which it is subject, including the documents evidencing, securing, or otherwise governing any Pledged Loan, or (iii) cause a default by Pledgor or the Pledged Entity under any organizational document of such Person in which such Person has an interest, or cause a default under such Person’s organizational documents.  The execution and delivery of this Agreement by Pledgor is in the normal course of business for Pledgor and for a valid business purpose of Pledgor.

(i)            Valid, Legal Binding Obligation.  This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with the terms hereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting rights of creditors generally or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and has been duly authorized, executed and delivered;

(j)            No Litigation or Proceedings Pending.  As of the date hereof and as of the date of each Warehousing Advance, there is no material litigation or administrative proceeding now pending, or, to the best of Pledgor’s knowledge, threatened, which would reasonably be expected to materially impair the ability of Pledgor to perform Pledgor’s obligations hereunder;

(k)           Other Information.  All information set forth in this Agreement or supplied to the Agent by Pledgor with respect to the Collateral is accurate and correct in all material respects and does not omit any material additional information required to be disclosed in order to make any such supplied information not materially misleading in light of the circumstances and contexts in which it was set forth or supplied.

5.             Further Assurances and Covenants of Pledgor.

(a)           Transfers and Other Liens.  Pledgor shall not:

(i)            sell, assign (by operation of law or otherwise), pledge or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral, except to the Agent hereunder;

(ii)           create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Lien created hereunder; or

(iii)          agree with any other Person to refrain from granting a security interest in any of the Collateral.

(b)     Covenants of Pledgor.  Pledgor covenants and agrees that so long as any of the Secured Obligations are outstanding and any Commitments continue under the Credit Agreement:

(i)            Pledgor is and will be the holder of the Pledged Ownership Interests and shall not resign or withdraw as a member or manager or vote for, agree or consent to, or permit the admission of any new members to the Pledged Entity;

(ii)           Pledgor shall not vote for, agree or consent to, or permit the sale, transfer, pledge or encumbrance of the Pledged Ownership Interests;

(iii)          Pledgor shall not vote for, agree or consent to, permit, or take any action in furtherance of the discontinuance of the business or the dissolution or liquidation of the Pledged Entity;

(iv)          Pledgor shall not vote for, agree or consent to, permit, or make any amendments or modifications to the Organizational Documents of the Pledged Entity or change the state of formation of the Pledged Entity;

(v)           Pledgor shall not enter into any agreements which restrict, limit or otherwise impair the transferability of the Pledged Ownership Interests; and

(vi)          Pledgor shall not vote for, agree or consent to, or take any action that would result in the issuance of any additional interest in the Pledged Entity, or any class of security.

(c)           Additional Collateral.  In furtherance of the intent of this Agreement that (i) Pledgor grant to the Agent a security interest in 100% of all the issued and outstanding equity interests of any kind in the Pledged Entity, and (ii) that the Pledged Ownership Interests remain certificated “securities” or “investment property” in “registered form” within the meaning of those terms under Articles 8 and 9 of the UCC; and without diminishing the terms of this Agreement prohibiting the issuance of any additional equity interest in the Pledged Entity; (1) Pledgor shall pledge hereunder, immediately upon Pledgor’s acquisition (directly or indirectly) thereof, any and all additional membership or other ownership interests of the Pledged Entity, (2) Pledgor shall, upon obtaining any additional membership or other interests required to be pledged hereunder, promptly (and in any event within five (5) Business Days) deliver to the Agent such documents as the Agent reasonably may require to confirm the pledge hereunder of such additional Collateral (provided that the failure of Pledgor to execute any such additional documents with respect to any additional Pledged Ownership Interests pledged pursuant to this Agreement shall not impair the security interest of the Agent therein or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto), and (3) prior to or simultaneously with its acquisition of any Collateral after the date hereof Pledgor shall deliver to Agent any certificates evidencing any such Collateral, together with undated assignments thereof executed in blank by Pledgor, all in form and substance reasonably satisfactory to.

(d)           Collateral Will Not Be Diluted.  Pledgor shall not exercise any right with respect to the Collateral which would dilute or adversely affect Agent’s rights in the Collateral.

(e)           Taxes and Assessments.  Pledgor shall pay promptly when due all taxes, assessments, and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the Pledgor is contesting the validity thereof in good faith and by appropriate proceedings, and Pledgor has taken appropriate reserves or made other appropriate provisions therefor; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies, or claims not later than five (5) days prior to the date of any proposed sale of any Collateral under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Collateral as a result of the failure to make such payment.

(f)            Further Assurances.  Pledgor shall from time to time, at the expense of Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to give full effect to this Agreement and to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, provided that such further instruments, documents and actions are consistent with this Agreement.

(g)           Warranty of Title to Collateral.  Pledgor covenants that Pledgor will defend its rights, title and interest in and to the Collateral against the claims and demands of all Persons whomsoever.  Pledgor further covenants that Pledgor will have the like title to and right to pledge and grant a security interest in the Collateral hereafter pledged or in which a security interest is granted to the Agent hereunder and will likewise defend its rights therein.

(h)           Good Standing.  Pledgor will at all times be duly organized and is, and will at all times be, validly existing, in good standing and qualified to do business in each jurisdiction where the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.  Pledgor will at all times have all requisite power to own its property and conduct its business as now conducted and as presently contemplated where the failure to do so is likely to have a Material Adverse Effect.

6.             Voting Rights, Dividends, Etc.

(a)           So long as no Default or Event of Default shall have occurred and be continuing:

(i)            Pledgor shall be entitled to exercise any and all voting, management, and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any other Loan Document, subject to the provisions of Section 5(b) hereof;

(ii)           Subject to the terms and conditions of the Credit Agreement, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all (A) Distributions, and (B) distributions of capital or other property on or in respect of any of the Pledged Ownership Interests pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, paid in respect of the Collateral; provided, however, that if any such property is distributed in the form of ownership interests in the Pledged Entity, such ownership interests shall be pledged as contemplated by and in accordance with the terms of Section  5(c) of this Agreement (collectively, “Collateral Payments and Distributions”); and

(iii)          Agent will promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting, management, and other consensual rights which it is entitled to exercise pursuant to paragraph (i), above, and to receive the Collateral Payments and Distributions which Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.

(b)           Upon the occurrence and during the continuation of a Default or Event of Default, and after notice from Agent (to the extent notice is required under the Loan Documents and until the Secured Obligations have been paid in full and the cancellation or termination of all Commitments under the Credit Agreement):

(i)            upon written notice from the Agent to Pledgor, all rights of Pledgor to exercise the voting, management, and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting, management, and other consensual rights;

(ii)           all rights of Pledgor to receive the Collateral Payments and Distributions which Pledgor would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Collateral such Collateral Payments and Distributions, subject to Section 7.8(e) of the Credit Agreement; and

(iii)          all Collateral Payments and Distributions which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) and Section 7.8(e) of the Credit Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other funds of Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsements).

(c)           In order to permit the Agent to exercise the voting, management, and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) and to receive all Collateral Payments and Distributions which it may be entitled to receive under Section 6(a)(ii) or Section 6(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request; and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to the Agent, in order for Agent to exercise the rights provided to it under this Section, an irrevocable proxy to vote the Pledged Ownership Interests and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Ownership Interests would be entitled (including, without limitation, giving or withholding written consents of members, calling special meetings of members and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Ownership Interests on the record books of the issuer thereof), by any other Person (including the issuer of the Pledged Ownership Interests or any officer or agent thereof).

(d)           Notwithstanding any of the foregoing, Pledgor agrees that this Agreement shall not in any way be deemed to obligate the Agent to assume any of Pledgor’s obligations, duties, expenses or liabilities arising out of this Agreement or related to any portion of the Collateral unless the Agent otherwise expressly agrees in writing to assume any or all of said obligations, duties, expenses or liabilities.

7.             Agent Appointed Attorney-in-Fact.  Pledgor hereby irrevocably appoints the Agent as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, exercisable after the occurrence and during the continuation of an Event of Default, from time to time in the Agent’s discretion to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse and collect any instruments made payable to Pledgor representing any dividend or other Distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

(c)           to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral.

8.             Standard of Care.  The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, it being understood that the Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters; (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral, if applicable) to preserve rights against any parties with respect to any Collateral; (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guaranty therefor, or any part thereof, or any of the Collateral; or (d) initiating any action to protect the Collateral against the possibility of a decline in market value.  In no event shall the standard of care imposed upon the Agent hereunder exceed the minimum applicable standard of care imposed under Section 9-207 of the UCC.

9.             Waiver of Defenses; Secured Obligations Not Affected.  Pledgor hereby waives and agrees not to assert or take advantage of any defense based on: (a) any lack of diligence by Agent in collection, protection or realization upon any Collateral; (b) the failure to make or give notice of presentment and demand for payment, or failure to make or give protest and notice of dishonor or of default to Pledgor or to any other party with respect to the Secured Obligations; (c) any exculpation of liability of any party contained in the Loan Documents; (d) the failure of the Agent to perfect any security or to extend or renew the perfection of any security; (e) any valuation, stay, moratorium law or other similar law now or hereafter in effect or any right to require the marshaling of assets of Pledgor; (f) any fraudulent, illegal or improper act by the Pledged Entity or Pledgor; and (g) any other legal, equitable, or suretyship defenses whatsoever to which Pledgor might otherwise be entitled, it being the intention that the obligations of Pledgor hereunder shall be primary, absolute, unconditional and irrevocable.

10.          Remedies.

(a)           The Agent shall have the right, at any time after the occurrence and during the continuation of a Default or an Event of Default, in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral.

(b)           If any Event of Default shall have occurred and be continuing, then the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parts at public or private sale, at any exchange or broker’s board or at any of Agent’s offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as would be commercially reasonable given the circumstances thereof, irrespective of the impact of any such sales on the market price of the Collateral.  Agent may be the purchaser of any or all of the Collateral at any such sale and Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives all rights of redemption, stay, and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(c)           Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(d)           If the Agent determines to exercise its right to sell any or all of the Collateral, then, upon the Agent’s written request, the Pledged Entity shall furnish to the Agent such information as the Agent may reasonably request of Pledgor concerning Pledgor and the Collateral granted by Pledgor.

11.          Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Agent, be held by Agent as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Agent against, the Secured Obligations.  Upon the indefeasible payment in full of all Secured Obligations, any such proceeds remaining shall be paid to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

12.          Legal Fees, cand Expenses.  Pledgor further agrees to pay upon demand all costs reasonably incurred by Agent, or its successors or assigns, in connection with enforcing any of the rights or remedies of Agent or its successors or assigns, under or with respect to this Agreement including, but not limited to, reasonable attorneys’ fees and the out-of-pocket expenses and disbursements of such attorneys.

13.          Subordination and Waiver of Subrogation. Unless and until all of the Secured Obligations indefeasibly have been paid in full and the cancellation or termination of all Commitments under the Credit Agreement, Pledgor shall not exercise any rights against the Pledged Entity arising as a result of payment by Pledgor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Agent or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; Pledgor will not claim any set-off or counterclaim against the Pledged Entity in respect of any liability of the Pledgor to the Pledged Entity; and Pledgor waives any benefit of and any right to participate in any collateral which may be held by the Agent or by any Agent affiliate.

14.          Indemnity and Expenses.

(a)           Pledgor agrees to indemnify the Agent from and against any and all claims, losses, and liabilities in any way relating to, growing out of, or resulting from Pledgor’s (i) committing any fraudulent act with respect the Collateral, (ii) intentional misrepresentation of any matter set forth herein, (iii) breach of any covenant and agreement set forth herein, or (iv) efforts to hinder or delay the exercise by the Agent of its rights and remedies hereunder against the Collateral.

(b)           Pledgor shall pay to Agent upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel, that Agent may incur in connection with any breach by Pledgor of Pledgor’s agreements set forth in this Agreement, or the failure by Pledgor to perform or observe any of the provisions hereof applicable to Pledgor.

15.          Continuing Security Interest; Transfer of Loan.  This Agreement shall create a continuing security interest in and to the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Secured Obligations and the cancellation or termination of all Commitments under the Credit Agreement; (b) be binding upon Pledgor, and Pledgor’s legal representatives, successors and assigns; and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), Agent may assign or otherwise transfer the Loan held by it to any other Person in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Agent herein or otherwise.  Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of the Commitments under the Credit Agreement, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall automatically revert to Pledgor.  Upon any such termination, Agent will, at Pledgor’s expense, execute and deliver to Pledgor such documents to release all liens and security interests granted hereunder and shall deliver all UCC termination statements and other documents as Pledgor shall reasonably request to evidence such termination, and Pledgor shall be entitled to the return, upon Pledgor’s request and at Pledgor’s expense, against receipt and without recourse to Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.  Notwithstanding the foregoing, all releases provided hereunder and all other provisions which by their terms expressly survive termination of this Agreement shall be continuing and shall survive termination of this Agreement until the expiration of the applicable statute of limitations.

16.          Amendments, Etc.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor from the terms and conditions hereof, shall in any event be effective as to Pledgor unless the same shall be in writing and signed by Agent and, in the case of any such amendment or modification, by Pledgor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

17.          Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder shall impair such, or any other, power, right or privilege or be construed to be a waiver of any Default or Event of Default, or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

18.          Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable to any extent or under any circumstances in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation to any further extent or in any other cirumstances or jurisdiction, shall not in any way be affected or impaired thereby.

19.          Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

20.          Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

21.          Marshaling.  The Agent shall not be required to marshal any present or future security for (including, but not limited to, this Agreement and the Collateral), or other assurances of payment of, the Secured Obligations or any of them, or to resort to such security or other assurances of payment in any particular order.  All of Agent’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent lawfully permissible, Pledgor hereby agrees that Pledgor will not invoke any law, doctrine or principle relating to the marshaling of collateral that might cause delay in or impede the enforcement of Agent’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that Pledgor lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

22.          Notices, Etc.  Any notice or other communication in connection with this Agreement shall be in writing, and shall be delivered in accordance with the provisions of the

Credit Agreement to the addresses, if any, specified for the intended recipient in the Credit Agreement, and if to Pledgor, addressed to the following address:

ACRC Lender LLC

c/o Ares Management

One North Wacker Drive, 48th Floor

Chicago, IL 60606

Attention: Legal Department and Capital

Markets

Tel: 312-252-7500

Fax: 312-252-7501

Email:

And,

ACRC Lender LLC

c/o Ares Management

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Chief Accounting Officer

Tel: 310-201-4100

Fax: 310-203-8820

Email:

And,

ACRC Lender LLC

c/o Ares Management

245 Park Avenue, 43rd Floor

New York, NY 10167

Attention: Real Estate Capital Markets

Tel: 212-750-7300

Fax: 212-750-1777

Email:

And,

Ares Commercial Real Estate Corporation

c/o Ares Management

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Chief Accounting Officer

Telephone: 310-201-4100

Telecopy: 310-203-8820

Email:

And,

Ares Commercial Real Estate Corporation

c/o Ares Management

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Real Estate Capital Markets & Legal Department

Telephone: 646-259-4842

Telecopy: 310-388-3041

23.          Governing Law.  This Agreement has been delivered to and accepted by the Agent and will be deemed to be made in and shall in all respects be governed by the law of the State of New York without regard to the principles of conflict of laws other than sections 5-1401 and 5-1402 of the New York General Obligations Law.  Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court sitting in New York, New York; provided, however, that nothing contained in this Agreement will prevent the Agent from bringing any action, enforcing any award or judgment or exercising any rights against Pledgor, against any security or against any property of Pledgor within any other county, state or other foreign or domestic jurisdiction.  The Agent and Pledgor agree that the venue provided above is the most convenient forum for both the Agent and Pledgor.  Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

24.          Irrevocable Proxy. With respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Agent, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Ownership Interests in the Pledged Entity by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, and to exercise Pledgor’s management rights, with respect to Article 8 Matters.  The proxy granted and appointed in this Section 24 shall include the right to sign Pledgor’s name (as a member or manager of the Pledged Entity) to any consent, certificate or other document relating to any Article 8 Matter.  Pledgor hereby represents and warrants that, until the Secured Obligations are repaid in full and the Commitments under the Credit Agreement have been terminated, there are no other proxies and powers of attorney with respect to any Article 8 Matter and the Pledged Ownership Interests that Pledgor may have granted or appointed.  Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Ownership Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.  ALL PROXIES AND POWERS GRANTED BY PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST, ARE GIVEN TO SECURE THE PERFORMANCE OF PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT, AND ARE IRREVOCABLE.

25.          WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING,

WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, intending to be legally bound, Pledgor and the Agent have caused this Agreement to be executed as of the date first above written.

PLEDGOR:

ACRC Lender LLC, a Delaware limited liability company

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

AGENT:

BANK OF AMERICA, N.A.,
a national banking association

By:	/s/ Andrew Blomstedt
Name: Andrew Blomstedt
Title: Vice President

[Signature page to Pledge and Security Agreement]

JOINDER AND CONSENT OF THE PLEDGED ENTITY

The undersigned hereby (a) joins in the above Agreement for the sole purpose of consenting to the terms thereof; (b) agrees to cooperate fully and in good faith with the Agent and Pledgor in carrying out this Agreement; (c) waives any transfer or other restrictions, existing pursuant to Contractual Obligations, Organizational Documents, or otherwise (other than under any applicable securities laws), which otherwise might apply to the granting of the pledges and security interests hereunder, or to the exercise by the Agent of the rights and remedies provided in this Agreement or applicable law, at law or in equity, so as to, among other things, permit (i) Pledgor to enter into and perform Pledgor’s obligations under this Agreement, and (ii) the Agent’s exercise of its rights and remedies hereunder and under applicable law, at law or in equity; (d) represents and warrants that the (i) Pledged Entity has elected to have its ownership interests deemed to be “securities” in registered form for the purposes of Articles 8 and 9 of the UCC, and that all such interests are “certificated,” and (ii) Pledged Entity will not recognize any transferee or pledgee of the Collateral other than Agent or pursuant to the exercise of Agent’s rights and remedies under this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

PLEDGED ENTITY:

ACRC Lender B LLC, a Delaware limited liability company

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

[Joinder and Consent to Pledge and Security Agreement]